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                                                                    EXHIBIT 10.8

                          SECOND AMENDED AND RESTATED
                        INCENTIVE STOCK OPTION AGREEMENT


     This Second Amended and Restated Incentive Stock Option Agreement is made as of the 16th day of July, 1993, by and between DMX ACQUISITION CORP., a Delaware corporation (the "Company"), and ROBERT L. WOHLERS (the "Optionee").

                                   BACKGROUND

     Optionee is currently an employee of Datamax Corporation, a subsidiary of the Company.

     Optionee and the Company are parties to an Incentive Stock Option Agreement dated September 4, 1991, as amended by an Amendment to Incentive Stock Option Agreement dated November 12, 1991 (the "Agreement"). That Agreement was made pursuant to the Investment Agreement by and between the Company, certain investors and other persons, including the Optionee, also dated September 4, 1991 (the "Investment Agreement"), in which the Company agreed to grant to Optionee certain options to purchase shares pursuant to Section 1.3 of the Investment Agreement. In addition, the Company has adopted, and subsequently amended, the DMX Acquisition Corp. Stock Option Plan (the "Plan"), and the options granted in the Agreement were granted pursuant to the Plan.

     The Agreement provided optionee with options to purchase 166,667 shares of the Company's common stock in accordance with a vesting schedule. Optionee exercised a portion of his options on October 9, 1992, and purchased 55,556 shares of common stock.

     The Company and Optionee now wish to amend the Agreement to provide for accelerated vesting of the unexercised portion of Optionee's stock option. Optionee's will then be entitled to purchase 111,111 shares of the Company's common stock pursuant to the terms of this Second Amended and Restated Incentive Stock Option Agreement.

     Paragraph 11 of the Agreement specifies the manner by which the Agreement may be modified, and this Second Amended and Restated Incentive Stock Option Agreement is executed pursuant to the requirements of paragraph 11. This Second Amended and Restated Incentive Stock Option Agreement also restates the terms of the Agreement that are currently effective.

                                   AGREEMENT

     In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
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     1.   Grant of Option.  The Company hereby grants to optionee the right and option (hereinafter referred to as the "Option") to purchase up to an aggregate of 166,667 shares of the Company's Common Stock (the "Stock") at an exercise price of $.011 per share (the "Exercise Price"), on the terms and conditions herein set forth. The date of grant of the Option is the date of the Agreement. The Optionee has previously purchased 55,556 of the shares of Stock subject to the Option, leaving 111,111 shares of Stock subject to this Option.

     2. Period of Option and When Exercisable. The term of the Option shall be as set forth below, subject to earlier termination as provided herein. Prior to the expiration of the applicable portion of this Option, Optionee may exercise the applicable portion of the option only in accordance with the following schedule:

          (a) As of July 16, 1993, 55,555 shares of Stock (of the remaining 111,111 shares of Stock subject to this Option) are immediately purchasable.

          (b) As of December 31, 1993, all remaining shares of Stock subject to this Option are immediately purchasable.

          (c)  This Option shall expire on May 15, 1995.

     3. Exercise of Option. This Option shall be exercisable only during the exercise period of the Option, only in accordance with the above schedule, and only as long as Optionee is in Continuous Employment with the Company. Notwithstanding the preceding sentence, as long as the exercise period has not expired, the portion of this Option which is otherwise exercisable may be exercised:

          (a) upon termination of Optionee's employment with the Company, for a period ending ninety (90) days after Continuous Employment of the Optionee has ended other than as a result of a Termination (as such term is defined in the Investment Agreement) and other than as covered in clauses (b), (c) or (d) below; or

          (b) by the estate of Optionee, within ninety (90) days after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment of the Company or any Subsidiary, or any successor thereof; or

          (c) within ninety (90) days after Optionee's employment with the Company terminates, if Optionee becomes permanently disabled during Continuous Employment with the Company and such disability is the cause of termination; or

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          (d)  if Optionee's employment by the Company is terminated by the
Company without "Cause" (as defined in Section 7.5 of the Investment Agreement), by the Optionee, or his estate, within the applicable option period for each portion of the Option which is exercisable.

     The term "Continuous Employment" used in this section shall have the meaning set forth in paragraph 9(b) of the Plan.

     4. The Shares Purchased Under this Option are Designated Shares. The Optionee agrees that any shares of Stock purchased pursuant to the exercise of this Option shall be deemed to be "Designated Shares" under Section 7.1 of the Investment Agreement. The shares purchased by Optionee pursuant to this option shall be subject to all other provisions pertaining to Common Stock held by the Optionee under the Investment Agreement.

     5.   Investment Representation and Agreement.

          (a) Optionee represents that this Option and any shares purchased pursuant to this Option are purchased for investment purposes only and for Optionee's own account. Optionee acknowledges that this Option and the shares pertaining to this Option are not registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act, or the securities laws of any other state.

          (b) Optionee agrees not to sell or otherwise transfer any shares of Stock purchased pursuant to this Option without registration under the Securities Act of 1933, as amended, and under any applicable state securities law, unless such sale or transfer is exempt from registration. Optionee acknowledges that the Company's books with respect to the transfer of any shares of Stock purchased pursuant to this Option will reflect this transfer restriction.

     6. Restrictive Legend. Optionee hereby agrees that certificates evidencing the shares of Stock purchased by Optionee pursuant to this Agreement shall be stamped or otherwise imprinted with a conspicuous legend in the form provided in Section 3 of the Shareholders' Agreement.

     7. Incorporation of Terms and Conditions in the Plan. This Option is subject to the terms and conditions contained in the Plan, and all amendments thereto made from time to time, a copy of which is on file with the Company at its principal business office and which Plan is by this reference thereto incorporated herein.

     8. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of Delaware.

     9. Binding Effect; Assignability. This Agreement will inure to the benefit of and be binding on the Company, its successors and assigns, including, but not limited to, any Company or

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entity that may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and on Optionee, his heirs and legal representatives, as the case may be. The Optionee may not sell, assign, pledge or otherwise transfer any of such optionee's rights hereunder, except by the laws of dissent and distribution, and any such sale, assignment, pledge or other transfer in violation of this Section 9 shall be void and of no force or effect.

     10. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties, whether written or oral, with respect to such subject matter.

     11. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

     12. Number and Gender. Whenever used herein, singular numbers shall include the plural, the singular, and the use of any gender shall include all genders.

     13. Invalid Provision. The invalidity or unenforceability of any term or provision of this Agreement or the nonapplication of any such term or provision to any person or circumstance shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect and shall be construed as if such invalid, unenforceable, or nonapplicable provision were omitted.

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     IN WITNESS WHEREOF, the Company and Optionee have executed this Second
Amended and Restated Incentive Stock Option Agreement as of the day and year first above written.


                                       "COMPANY"

                                       DMX ACQUISITION CORP.


                                       By:  ________________________________
                                            William A. Grimm, Secretary



                                       "OPTIONEE"


                                       _____________________________________
                                       Robert L. Wohlers


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